Exhibit 1.1

DEALER MANAGER AGREEMENT

Offer by YRC WORLDWIDE INC. to Exchange

Common Shares of YRC WORLDWIDE INC.,

for

Any and all outstanding 5.00% Contingent Convertible Senior Notes due 2023

and

Common Shares of YRC WORLDWIDE INC.

for

Any and all outstanding 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023

of YRC WORLDWIDE INC.

and

Common Shares of YRC WORLDWIDE INC.

for

Any and all outstanding 3.375% Contingent Convertible Senior Notes due

2023 of YRC WORLDWIDE INC.

and

Common Shares of YRC WORLDWIDE INC.

for

Any and all outstanding 3.375% Net Share Settled Contingent Convertible Senior Notes due

2023 of YRC WORLDWIDE INC.

and

Common Shares of YRC WORLDWIDE INC.

for

Any and all outstanding 8.5% Guaranteed Notes due April 15, 2010 of YRC REGIONAL

TRANSPORTATION, INC.

and

Related Solicitation of Mutual Releases and Consent Solicitations

ROTHSCHILD INC.	MOELIS & COMPANY LLC
as Co-Dealer Manager	as Co-Dealer Manager

Dated as of

November 9, 2009

DEALER MANAGER AGREEMENT

November 9, 2009

Moelis & Company LLC

399 Park Avenue

New York, New York 10022

Rothschild Inc.

1251 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

YRC Worldwide Inc., a Delaware corporation (the “Company”), hereby appoints each of Moelis & Company LLC (“Moelis”) and Rothschild Inc. (“Rothschild”) (each of Moelis and Rothschild, together with any of its affiliated entities performing services in connection with this Agreement, a “Dealer Manager” and, together, the “Dealer Managers” to act as a co-dealer manager in connection with:

(i) an offer by the Company to exchange common shares of the Company (the “Common Shares”) and Class A Convertible Preferred shares of the Company (“Preferred Shares”) for any and all outstanding 5.0% Contingent Convertible Senior Notes due 2023 of the Company (the “5% Convertible Notes”);

(ii) an offer by the Company to exchange Common Shares and Preferred Shares for any and all of the issued and outstanding 5.0% Net Share Settled Contingent Convertible Senior Notes due 2023 of the Company (the “5% Net Share Convertible Notes”);

(iii) an offer by the Company to exchange Common Shares and Preferred Shares for any and all of the issued and outstanding 3.375% Contingent Convertible Senior Notes due 2023 of the Company (the “3.375% Convertible Notes”);

(iv) an offer by the Company to exchange Common Shares and Preferred Shares for any and all of the issued and outstanding 3.375% Net Share Settled Contingent Convertible Senior Notes due 2023 of the Company (the “3.375% Net Share Convertible Notes”);

(v) an offer by the Company to exchange Common Shares and Preferred Shares for any and all of the issued and outstanding 8.5% Guaranteed Notes due April 15, 2010 of the Company’s subsidiary, YRC Regional Transportation, Inc. (the “8.5% Convertible Notes” and, collectively with the 5% Convertible Notes, the 5% Net Share Convertible Notes, the 3.375% Convertible Notes and the 3.375% Net Share Convertible Notes, the “Notes”);

(vi) the seeking by the Company of consents (the “Consents”) relating to amendments to certain provisions of:

(a) the Indenture, dated as of August 8, 2003, between YRC Worldwide Inc. and Deutsche Bank Trust Company Americas, as trustee (the “Old 5% Indenture”),

(b) the Indenture, dated as of December 31, 2004, between YRC Worldwide Inc. and Deutsche Bank Trust Company Americas, as trustee (the “5% Net Share Settled Indenture”),

(c) the Indenture, dated as of November 25, 2003, between YRC Worldwide Inc. and Deutsche Bank Trust Company Americas, as trustee (the “Old 3.375% Indenture”),

(d) the Indenture, dated as of December 31, 2004, between YRC Worldwide Inc. and Deutsche Bank Trust Company Americas, as trustee (the “3.375% Net Share Settled Indenture”), and

(e) the Indenture, dated as of May 5, 1999 between YRC Regional Transportation, Inc. (formerly USFreightways Corporation) and The Bank of New York Mellon Trust Company (successor-in-interest to NBD Bank), as trustee (the “8 1/2% Notes Indenture”), in each case, as amended or supplemented prior to the effectiveness of any of the amendments being sought in connection with the Consent Solicitation (collectively, the “Indentures”) in order that the Company and the indenture trustee under the relevant Indentures may enter into supplemental indentures evidencing such amendments (collectively, the “Supplemental Indentures”); and

(vii) the seeking by the Company of releases (the “Releases”) from the holders of the Notes that tender their Notes for exchange in the Exchange Offer (as defined below).

The exchange offers described in clauses (i) through (v) above, as each of them may be amended, modified or supplemented from time to time, including any extensions thereof, are collectively referred to herein as the “Exchange Offer.” The Company’s solicitations of the Consents and Releases from the Holders of the Notes as described in clauses (vi) and (vii) above, as each of them may be amended, modified or supplemented from time to time, including any extensions thereof, are collectively referred to herein as the “Consent Solicitation.” The holders of Notes of all classes are collectively referred to herein as the “Holders.”

The Exchange Offer and the Consent Solicitation will be made upon the terms and subject to the conditions set forth in the materials (as any of them may be amended, modified or supplemented from time to time, collectively referred to herein as the “Offering Materials”) described below:

(i) the Registration Statement on Form S-4 (Registration No. 333-        ), filed with the Securities and Exchange Commission (the “Commission”) in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) relating to the Exchange Offer, the Consent Solicitation, the Common Shares and the Preferred Shares (including the Common Shares into which the Preferred Shares are Convertible (the “Underlying Shares”)) to be issued in connection with the Exchange Offer. As used in this Agreement, the term “Registration Statement” means the registration statement referenced above, including exhibits, financial statements and schedules, as amended, when it becomes effective under the Securities Act, and, in the event of any amendment or supplement thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Securities Act relating thereto after the initial effective date of the Registration Statement, the term “Registration Statement” shall include any such amendment or supplement or abbreviated registration statement;

(ii) any preliminary prospectus included in the Registration Statement prior to the time the Registration Statement becomes effective or any preliminary prospectus filed with the Commission pursuant to Rule 424 is referred to herein as a “Preliminary Prospectus;”

(iii) the prospectus relating to the Exchange Offer in the form it was last filed with the Commission pursuant to Rule 424(b) under the Securities Act is referred to herein as the “Prospectus”, provided, that if no such filing is made it shall mean the Prospectus included in the Registration Statement at the time it last became effective. Any reference herein to the Registration Statement, a Preliminary Prospectus, the Prospectus or the Schedule TO (as defined below) shall be deemed to refer to and include any documents, financial statements and schedules included or incorporated by reference therein as of the date of such Registration Statement, Preliminary Prospectus, Prospectus or Schedule TO, as the case may be;

(iv) the Company’s latest annual report on Form 10-K and quarterly report on Form 10-Q;

(v) the Company’s Schedule TO relating to the Exchange Offer, as amended (the “Schedule TO”), filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”);

(vi) the relevant Letters of Transmittal (the “Letters of Transmittal”) to be used by Holders of each series of Notes tendering the relevant Notes pursuant to the Exchange Offer and the Consent Solicitation;

(vii) the relevant forms of letters to brokers, dealers, commercial banks, trust companies and nominees for each series of Notes relating to the Exchange Offer and the Consent Solicitation, and the forms of letters from brokers, dealers, commercial banks, trust companies and nominees to the clients of each series of Notes relating to the Exchange Offer and the Consent Solicitation;

(viii) newspaper announcements, press releases and other offering materials and information approved by the Dealer Managers to be used by the Company in connection with the Exchange Offer and the Consent Solicitation and that are required to be filed by the Company with the Commission; and

(ix) those documents set forth in Schedule II hereto.

The Company hereby confirms its agreement with Moelis and Rothschild as follows:

1. Appointment to Act as Co-Dealer Manager.

(a) The Company hereby retains each of Moelis and Rothschild to act as a co-dealer manager with respect to the Exchange Offer and the Consent Solicitation. On the basis of the representations and warranties and agreements of the Company contained in this Agreement, each of Moelis and Rothschild hereby agrees to act as co-dealer manager, in connection with the Exchange Offer and the Consent Solicitation, and in connection therewith, Moelis and Rothschild shall each perform those services in connection with the Exchange Offer and the Consent Solicitation that are customarily performed by investment banking firms in connection with acting as a dealer manager of exchange offers and consent solicitations of a like nature, including, but not limited to, assisting the Company in the preparation of the Offering Materials, identifying and contacting the holders of the Notes in respect of the Exchange Offer, using its reasonable best efforts in soliciting tenders pursuant to the Exchange Offer, soliciting Consents pursuant to the Consent Solicitation and communicating generally regarding the Exchange Offer and the Consent Solicitation with brokers, dealers, commercial banks and trust companies and other persons, including the Holders, until the date on which the Exchange Offer expires or is otherwise terminated in accordance with its terms. Each of Moelis and Rothschild shall comply with all applicable securities laws, regulations and restrictions in performing its duties hereunder.

(b) The Company has furnished or shall furnish Moelis and Rothschild, or cause the respective trustees for each series of Notes to furnish Moelis and Rothschild, as soon as practicable after the date hereof, with cards or lists or copies thereof showing the names of persons who were the Holders of record for each series of Notes and, to the extent available from the respective trustee, the beneficial owners for each series of Notes, as of a recent date, together with the number of the relevant Notes held by them and, to the extent available from the respective trustee, their addresses. Additionally, the Company shall use its reasonable best efforts to advise Moelis and Rothschild or cause Moelis and Rothschild to be advised from day to day during the period of the Exchange Offer and the Consent Solicitation as to any transfers of record for each series of Notes and to update such other information from time to time during the term of this Agreement as reasonably requested by Moelis or Rothschild.

(c) The Company acknowledges and agrees that each of Moelis and Rothschild has been retained hereunder solely to act as a dealer manager. In such capacity, each of Moelis and Rothschild shall act hereunder as an independent contractor and shall not be deemed the fiduciary of the Company or its affiliates, equity holders or creditors or of any other person as a result of its engagement hereunder, and any duties of Moelis and Rothschild arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. Neither

Moelis nor Rothschild shall be liable to any of the Company, its affiliates, equity holders or creditors or any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer, commercial bank or trust company, and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary of Moelis or Rothschild as a result of their respective engagements hereunder. Nothing contained in this Agreement shall constitute Moelis or Rothschild a partner of or joint venturer with the Company or any other entity.

(d) The Company acknowledges and agrees that:

(i) the Dealer Managers are not providing to it or any other person, and it is not relying on their advice for, tax, legal, accounting or regulatory matters in any jurisdiction relating to the Exchange Offer or Consent Solicitation or the transactions contemplated thereby; and

(ii) it is seeking and will rely on the advice of its other professionals and advisors for such matters and it will make an independent analysis and decision regarding the Exchange Offer and Consent Solicitation and related transactions based upon such advice. The Company agrees that any information or advice provided by either Dealer Manager or any of their representatives in connection with this engagement is solely for the confidential use of the Company in connection with the Exchange Offer and Consent Solicitation and the Company will not, and will not permit any third party to, use any such information or advice for any other purpose or disclose or otherwise refer to any such information or advice, or to either Dealer Manager, in any manner without the Dealer Managers’ prior written consent, except as required by applicable law or regulation or judicial process.

(e) The Company hereby authorizes each of the Dealer Managers to communicate with Global Bondholder Services Corporation in its capacity as the information agent (the “Information Agent”), and with Global Bondholder Services Corporation, in its capacity as exchange agent (the “Exchange Agent”), with respect to matters relating to the Exchange Offer and the Consent Solicitation.

(f) The Company agrees that any reference to either Dealer Manager in any Offering Materials, or in any newspaper announcement or press release or other document or communication is subject to the prior written approval of the applicable Dealer Manager unless such reference to the Dealer Manager is required by applicable law, which approval shall not be unreasonably withheld or conditioned. If either Dealer Manager resigns or its engagement hereunder is terminated prior to the dissemination of the Offering Materials or any other release or communication, no reference shall be made therein to the applicable Dealer Manager unless required by law. If applicable law requires a reference to the applicable Dealer Manager after such resignation or termination, the Company agrees to provide the applicable Dealer Manager a reasonable opportunity to seek an appropriate protective order or other remedy, provided that the Company shall not be required to delay unreasonably the Exchange Offer and Consent Solicitation.

2. Fees and Expenses. In connection with the Exchange Offer and the Consent Solicitation and pursuant to this Agreement, the Company shall pay each Dealer Manager the fees and expenses payable pursuant to the following applicable letter agreements:

(a) the letter agreement dated as of July 29, 2009, between the Company and Moelis (the “Moelis Engagement Letter”) and

(b) the letter agreement dated as of April 4, 2009, between the Company and Rothschild (the “Rothschild Engagement Letter”), as applicable.

Further, the expense reimbursement provisions herein are in addition to, and supplement, but do not amend or replace the expense reimbursement provisions of either the Moelis Engagement Letter or the Rothschild Engagement Letter, and nothing in this Agreement shall affect Moelis’s or Rothschild’s right to receive any fees, compensation or reimbursement set forth in the applicable engagement letter.

3. Certain Covenants of the Company. The Company covenants with each of the Dealer Managers as follows:

(a) The Company shall promptly inform each Dealer Manager, and (if requested by either Dealer Manager) will confirm in writing,

(i) when the Registration Statement has become effective, if and when any Preliminary Prospectus, Prospectus or Written Communication (as defined in Rule 405 of the Securities Act) or the Schedule TO or any amended Schedule TO is filed with the Commission, when any post-effective amendment to the Registration Statement is filed with the Commission or becomes effective;

(ii) of any request of the Commission or any other governmental or regulatory agency or authority to amend or supplement any Offering Materials or for additional information with respect thereto and of receipt (whether written or oral) by the Company (or by any of its officers or attorneys) of any other communication from the Commission or any other governmental or regulatory agency or authority relating to any Offering Materials (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company shall promptly furnish each Dealer Manager with a copy thereof),

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the initiation or threatening of any proceedings for that purpose or pursuant to Section 8A of the Securities Act or prohibiting or restraining the use of any Offering Materials as a “proxy” statement or “soliciting material” under the Exchange Act or the issuance of any injunction, restraining order or denial of any application for approval or the initiation of any proceedings, litigation or investigation with respect to the Exchange Offer, the Consent Solicitation, the tender of the Notes, the solicitation of Consents pursuant to the Consent Solicitation, the issuance of the Common Shares, Preferred Shares and the Underlying Shares, pursuant thereto, the execution, delivery and performance of any of the Supplemental Indentures or this Agreement by the Company, by or before any governmental or regulatory agency, or any court,

(iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Common Shares, Preferred Shares or Underlying Shares under state securities or blue sky laws or the initiation or threatening of any proceeding for that purpose;

(v) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which the Company is aware and which would reasonably be expected to cause the Company to amend, withdraw, rescind or terminate the Exchange Offer or the Consent Solicitation or not to issue the Common Shares or Preferred Shares in exchange for Notes tendered pursuant to the Exchange Offer;

(vi) the occurrence of any event prior to the Exchange Date of which the Company is aware as a result of which the Registration Statement, any Preliminary Prospectus, the Prospectus, the Schedule TO or any other of the Offering Materials as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (with respect to the Offering Materials other than the Registration Statement, in light of the circumstances existing when such document is delivered) not misleading;

(vii) of the breach in any material respect, of which the Company is aware, of any representation or warranty contained in this Agreement; and

(viii) of any other information reasonably available to the Company relating to the Exchange Offer or the Consent Solicitation that either Dealer Manager may from time to time reasonably request.

The Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the Schedule TO or suspending any such qualification of the Common Stock and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(b) The Company will furnish to each Dealer Manager, without charge, one facsimile signed copy of

(i) the Registration Statement and any post-effective amendments thereto, including all financial statements and schedules and all exhibits filed therewith, and

(ii) each Schedule TO and any amendments thereto, including all financial statements and schedules and all exhibits filed therewith, to the extent not previously furnished to each Dealer Manager.

(c) The Company will prepare the Preliminary Prospectus and Prospectus in a form approved by each Dealer Manager and will timely effect any filings necessary pursuant to Rule 424. The Company will file timely all reports required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of each Prospectus and until the Exchange Date. The Company will timely file as required any Offering Materials or Written Communication with the Commission. The Company will timely file as required any and all necessary amendments to each Schedule TO. The Company will give each Dealer Manager advance notice of its intention to

(i) file any Preliminary Prospectus or Prospectus or any amendments or supplements to any Preliminary Prospectus or Prospectus or file any amendments to the Registration Statement,

(ii) make any other material changes to the Offering Materials or

(iii) file, distribute, mail, publish or otherwise use or permit the use of any Offering Materials and shall furnish each Dealer Manager with a copy of each such document prior to such filing, distribution, mailing, publishing or other use.

The Company will not

(iv) file any Preliminary Prospectus or Prospectus or any amendments or supplements thereto,

(v) make any other material changes or

(vi) make any use or allowance of use of the Offering Materials, without the prior approval of each Dealer Manager, which approvals shall not be unreasonably withheld or conditioned.

(d) The Company will use its reasonable best efforts, in cooperation with each Dealer Manager, to qualify the Common Shares and Preferred Shares for offering and sale in connection with the Exchange Offer under the applicable securities or blue sky laws of such jurisdictions as the Company may elect after consultation with each Dealer Manager and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer and as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”); provided, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Shares or Preferred Shares will be qualified as provided above.

(e) The Company will cause to be delivered to each registered Holder of each class of the Notes, as soon as practicable, a copy of the relevant Prospectus and the relevant Letter of Transmittal, together with a return envelope, and other appropriate Offering Materials. Thereafter, to the extent practicable until the expiration of the Exchange Offer and the Consent Solicitation, the Company will use its reasonable best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a registered Holder of any Notes.

(f) The Company hereby authorizes each Dealer Manager to use the Offering Materials in connection with the Exchange Offer and the Consent Solicitation. The Company agrees that the Offering Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. Neither Dealer Manager shall have an obligation to cause copies of the Offering Materials to be transmitted to the Holders of the Notes or any other person. The Company will deliver to each Dealer Manager, without charge, such number of copies of the Offering Materials and all other statements and other documents filed or to be filed (in connection with the Exchange Offer and the Consent Solicitation) with any other federal, state or local governmental or regulatory authorities or any stock exchange and any amendments or supplements to any such statements and documents as either Dealer Manager may reasonably request, and will cause all amendments and supplements filed with the Commission to be distributed to Holders to the extent required by the Securities Act, the Exchange Act, blue sky laws or FINRA.

(g) The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the exchange of Notes for Common Stock in connection with the Exchange Offer or the resale of the Common Stock.

(h) None of the Company or any affiliate of the Company will take any action prohibited under the Exchange Act by (1) Regulation M in connection with the commencement and consummation of the Exchange Offer or (2) Rule 13e-4(f)(6) in connection with the consummation of the Exchange Offer.

(i) The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), as applicable, so as to permit the completion of the Exchange Offer and the Consent Solicitation and the issuance of the Common Stock and the Preferred Stock and the exchange of the Notes pursuant thereto and the other transactions contemplated in the Offering Materials. If at any time during the pendency of the Exchange Offer and the Consent Solicitation any event shall occur or condition shall exist, as a result of which it is necessary to amend or supplement any Offering Materials in order that such Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein (with respect to the Offering Materials other than the Registration Statement, in light of the circumstances existing when such document is delivered to a Holder) not misleading, or if it shall be necessary to amend or supplement any Offering Materials in order to comply with the requirements of the Securities Act or the Exchange Act, the Company shall promptly prepare and file with the Commission and publish or distribute such amendment or supplement as may be necessary to effect such amendment to correct such untrue statement or omission or to make such Offering Materials comply with such requirements.

(j) The Company agrees to pay all reasonable and documented costs and expenses incurred in connection with the performance of this Agreement and in connection with the Exchange Offer and the Consent Solicitation and the transactions related thereto including, without limitation, the following:

(i) the preparation, printing, filing, mailing and publishing of the Offering Materials and any exhibits, amendments or supplements thereto, and the cost of furnishing copies thereof to each Dealer Manager;

(ii) the preparation of this Agreement and the Supplemental Indentures;

(iii) the distribution of the Offering Materials;

(iv) the fees and disbursements of counsel to the Company and of the Company’s accountants and the reasonable fees and disbursements of counsel to the Dealer Managers;

(v) the fees and disbursements of each Dealer Manager as set forth in Section 2 hereof;

(vi) the fees and expenses of the Information Agent, the Exchange Agent and the trustees under each of the Indentures and any paying agent (including related fees and expenses of any counsel to such parties);

(vii) all reasonable costs and expenses incurred by dealers and brokers, commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred or charged in forwarding the Offering Materials to their customers;

(viii) in connection with the registration or qualification of the Common Shares and the Preferred Shares under the laws of such jurisdictions in accordance with Section 3(d) above (including any reasonable fees and disbursements of counsel for the Dealer Manager);

(ix) fees related to the filing and registration of the Common Shares and the Preferred Shares with the Commission;

(x) all expense and application filing fees in connection with any filing with, review of and clearance of the Exchange Offer by, FINRA;

(xi) any advertising costs incurred in connection with the Exchange Offer and the Consent Solicitation;

(xii) related to the listing of the Common Shares to be issued in the Exchange Offer on any stock exchange; and

(xiii) all other reasonable costs and expenses incident to the Exchange Offer and the Consent Solicitation and the other transactions described in the Prospectus.

The Company will reimburse the Dealer Managers for all reasonable and documented out-of-pocket expenses incurred in connection with the Dealer Managers’ services as Dealer Managers, including reasonable fees and expenses of the Deal Managers’ legal counsel. All payments to be made to the Dealer Managers by the Company pursuant to this Section 3(k) shall be made promptly upon request in U.S. dollars. The Company shall perform its obligations as set forth in this Section 3(j) whether or not the Exchange Offer or Consent Solicitation is commenced, withdrawn, terminated or cancelled or whether the Company or any of its affiliates acquires any Notes pursuant to the Exchange Offer or otherwise.

(k) The Company shall advise or cause the Exchange Agent to advise each Dealer Manager before 5:00 p.m., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission or by furnishing each Dealer Manager with access to an Internet site established by the Exchange Agent for such purposes with respect to:

(i) the number of Notes of each series validly tendered on such day;

(ii) upon request, the number of Notes of each series identified as being defectively tendered on such day;

(iii) the number of Notes of each series properly withdrawn on such day;

(iv) the cumulative totals of the number of Notes of each series in categories (i) through (iv) above; and

(v) upon request, to the extent available, the names and addresses of the registered owners of Notes of each series who have so tendered in the Exchange Offer.

If requested, on the business day following any such oral communication, the Company shall furnish or cause the Exchange Agent to furnish to each Dealer Manager a written report confirming the above information that has been communicated orally.

(l) If they have not already done so, the Company will promptly enter into customary agreements with the Information Agent and the Exchange Agent on or after the date hereof.

(m) On the date on which any Offering Materials are first mailed to the Holders (such date, the “Commencement Date”) and on the date on which the Notes are first accepted by the Company pursuant to the Exchange Offer (the “Exchange Date”), the Company shall have caused to be delivered to each Dealer Manager the signed opinion of Daniel J. Churay, Executive Vice President, General Counsel and Secretary of the Company, substantially in the form set forth in Exhibit A hereto and the opinion and negative assurance letter of Kirkland & Ellis LLP, substantially in the form set forth in Exhibits B-1 and B-2 hereto.

(n) On or prior to the Exchange Date, the Company shall cause counsel for the Dealer Managers to be furnished with all such customary documents and certificates as they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company under this Agreement and the performance of any covenants of the Company to be performed hereunder.

(o) Within two business days after the Commencement Date, the Company shall have made appropriate arrangements, to the extent applicable, with The Depository Trust Company and any other qualified, registered securities depositary, to allow for the book-entry movement of the tendered Notes between depositary participants and the Exchange Agent.

(p) On the Commencement Date and the Exchange Date, the Company shall have caused to be delivered to each Dealer Manager a letter executed by the Company’s independent public accountants, KPMG LLP, and dated as of the date of delivery in form and substance reasonably satisfactory to each Dealer Manager, containing such statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial and statistical information of the Company and its subsidiaries contained or incorporated by reference into the Registration Statement and the Prospectus.

(q) On the Commencement Date and the Exchange Date, the Company shall have caused to be delivered to each Dealer Manager a certificate of its President or chief executive officer and chief financial officer or chief accounting officer, dated as of the date of delivery, to the effect that

(i) the applicable representations and warranties in Section 4 hereof are true and correct, (in any material respect if not qualified as to materiality), and

(ii) it has complied in all material respects with all agreements and all conditions on its part to be performed or satisfied under this Agreement at or prior to the Commencement Date or Exchange Date, as applicable, and on the Exchange Date, also to the effect that

(iii) since the date of the last audited balance sheet contained in the Prospectus there has been no material adverse change other than as disclosed in or incorporated by reference in the Prospectus or resulting from the transactions contemplated therein, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of his or her knowledge, are contemplated by the Commission.

(r) The Company represents that other than pursuant to the letter agreement dated November 6, 2008 between the Company and Goldman Sachs & Co., it has not retained or caused to be retained and, during the term of this Agreement, will not, without the prior approval of each Dealer Manager, retain or cause to be retained as dealer manager any other person to advise or assist it with the Exchange Offer or the Consent Solicitation or the other transactions contemplated thereby or otherwise directly or indirectly to use any other person to contact, approach or negotiate with the Holders with respect to the Exchange Offer or the Consent Solicitation other than Moelis, Rothschild, the Information Agent, the Exchange Agent and any of their respective employees or affiliates.

(s) Unless the Company has received a notice of delisting with respect to its Common Shares, the Company will use its reasonable best efforts to list, subject to notice of issuance, the Common Shares to be issued pursuant to the Exchange Offer and, upon conversion of the Preferred Shares, the Underlying Shares on the NASDAQ Global Select Market, or such other exchange as the Company’s Common Shares are then listed.

(t) The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of and to provide the benefits contemplated by the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Dealer Manager that as of the date hereof and the Exchange Date and as of the date of filing, publishing and/or distribution of any Offering Materials:

(a) The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly licensed or qualified to do business and is in good standing, if applicable, as a foreign corporation in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or licensed would not reasonably be expected to result in a material adverse change or any event reasonably expected to cause a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs as of the date hereof (other than for purposes of Sections 4(u) and 6(a)(iii)) of the Company and its subsidiaries (from its condition, earnings or business affairs considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”).

(b) Each subsidiary of the Company has been duly organized and is validly existing as a corporation, an exempted company, limited liability company or partnership, as applicable, is in good standing, if applicable, under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as currently conducted or as described in the Prospectus and is duly licensed or qualified to do business and is in good standing, if applicable, as a foreign corporation, an exempted company, limited liability company or partnership, as applicable, in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or licensed would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, share capital or interests, as applicable, of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for directors’ qualifying shares or other equivalent de minimus exceptions and except as would not reasonably be expected to have a Material Adverse Effect.

(c) The Company

(i) has the corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to make and consummate the Exchange Offer and the Consent Solicitation in accordance with their terms, and

(ii) has taken or prior to the Commencement Date will take all necessary action to authorize the Exchange Offer and Consent Solicitation (including any amendments, supplements or modifications thereto), the issuance of the Common Shares pursuant thereto, and the execution, delivery and performance of this Agreement and each Supplemental Indenture.

(d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by each Dealer Manager, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity and except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

(e) As of the Exchange Date, each Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the relevant Indenture Trustee, each Supplemental Indenture shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(f) The Company is not in violation of its memorandum of association, charter, by-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which either of them may be bound, or to which any of the property or assets of the Company is subject except for such defaults that would not reasonably be expected to result in a Material Adverse Effect.

(g) The Company and its subsidiaries possess all such licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their properties or the conduct of their businesses, and none of the Company or its subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or have any reason to believe that any such license, authorization or permit will not be renewed, in each case, except where the failure to possess or make the same would not be reasonably be expected to have a Material Adverse Effect.

(h) (1) The execution, delivery and performance by the Company of this Agreement, (2) the making and consummation of the Exchange Offer by the Company and the issuance of the Common Shares and the Preferred Shares thereunder, (3) the solicitation of Consents by the Company; (4) the execution, delivery and performance by the Company and its subsidiaries, as applicable, of the Supplemental Indentures, and (5) the consummation by the Company of the Exchange Offer and the Consent Solicitation and the other transactions contemplated thereby, as applicable, in each case,

(i) do not violate and will not result in a violation of any of the terms or provisions of the memorandum of association, charter, by-laws or similar organizational documents of the Company or its subsidiaries,

(ii) do not and will not

(a) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Company or its subsidiaries under, any contract, indenture, mortgage, lease or other agreement or instrument to which any of the Company or its subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are bound or affected, except for such conflicts, breaches, violations, defaults, terminations, amendments, accelerations, cancellations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect or

(b) result in any violation of the provisions of any existing applicable law, rule, regulation, judgment, order, writ or decree of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over any of the Company or its subsidiaries or any of their properties and assets, except for such violations that would not reasonably be expected to result in a Material Adverse Effect. In connection with the Exchange Offer and Consent Solicitation, the Company has complied, and will continue to comply with the Exchange Act, including, without limitation, Sections 10 and 13 of the Exchange Act and Rules 10b-5, 13e-4 and 14e-1 under the Exchange Act.

(i) No authorization, approval, consent, filing, registration or order of any governmental or regulatory authority or court is required for any of the Exchange Offer or the Consent Solicitation, except such as have been obtained and except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act, the Companies Act of 1981 of Delaware and state securities and blue sky laws or as may be required by FINRA.

(j) The Company meets the requirements for use of, and is eligible to use, Form S-4 under the Securities Act with respect to the Registration Statement in connection with the Exchange Offer. The Registration Statement has been filed with the Commission. No stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or, to the knowledge of the Company, investigation initiated or threatened with respect to the Exchange Offer or the Consent Solicitation by or before the Commission or any other governmental or regulatory agency, or any court. As of the Exchange Date, the Registration Statement and any post effective amendment thereto will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto will have been issued under the Securities Act and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of the Company, be threatened by the Commission, and any request on the part of the Commission for additional information has been or will have been complied with or otherwise satisfied.

(k) Each Preliminary Prospectus and the Prospectus and any amendment or supplement thereto and each Written Communication has been timely filed with the Commission under the Securities Act or Exchange Act, as applicable (in the case of Written Communications, to the extent required by Rule 433 under the Securities Act, Rule 165 under the Securities Act and/or Rule 13e-4(d)(1) under the Exchange Act, as applicable). All other Offering Materials required to be filed with the Commission have been timely filed with the Commission.

(l) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. No Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(m) No order preventing or suspending the use of the Prospectus has been issued by the Commission. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Exchange Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective, the Registration Statement and any amendments and supplements thereto complied as to form in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(n) Each Preliminary Prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act and the rules and regulations thereunder, complied when so filed in all material respects with the Securities Act and each Preliminary Prospectus and Prospectus delivered to each Dealer Manager for use in connection with this offering was identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(o) All documents, financial statements and schedules filed under the Exchange Act and incorporated by reference in the Registration Statement, Preliminary Prospectus or the Prospectus (collectively, the “Incorporated Documents”), when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(p) KPMG LLP, who has certified the financial statements and supporting schedules of the Company and its subsidiaries, all incorporated by reference in the Offering Materials, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(q) The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Schedule TO, Registration Statement, Preliminary Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position, the results of operations and changes in financial position of the Company and its consolidated subsidiaries for the dates indicated; said financial statements (including the related notes and schedules) have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved except, in each case, as noted therein. The supporting schedules of the financial statements of the Company, if any, included or incorporated by reference in the Registration Statement and Schedule TO present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data of the Company included in the Prospectus present fairly the information shown therein and, other than the non-GAAP financial information, have been compiled on a basis consistent with that of the financial statements of the Company included or incorporated by reference in the Registration Statement and Schedule TO.

(r) The Company

(i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Chief Executive Officer and the Chief Financial Officer of the Company by others within those entities, and

(ii) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors of the Company

(a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and

(b) any fraud known to the Company, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(s) Except as set forth in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or a Dealer Manager for a brokerage commission, finder’s fee or like payment in connection with the Exchange Offer or Consent Solicitation, and neither Dealer Manager has or shall have any liability with respect thereto.

(t) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the exchange of the Notes for Common Stock in connection with the Exchange Offer or the resale of the Common Stock.

(u) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated in the Registration Statement and the Prospectus,

(i) there has been no Material Adverse Effect,

(ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, and

(iii) there has not been any material change in the share capital or long-term indebtedness of the Company or any of its subsidiaries (except as disclosed to each Dealer Manager in writing).

(v) The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption “Description of our Capital Stock” (except for subsequent issuances, if any, as described in the Prospectus). All of the Company’s issued and outstanding share capital has been duly authorized, validly issued and fully paid and are non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issue thereof); none of the Company’s issued and outstanding share capital was issued in violation of applicable preemptive or other similar rights.

(w) All of the Common Shares and Preferred Shares to be issued in the Exchange Offer have been duly authorized for issuance and the Common Shares and Preferred Shares, when issued and delivered by the Company pursuant to the Exchange Offer, will be validly issued and fully paid and non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issue thereof) and the Preferred Shares will be convertible into the Underlying Shares in accordance with their terms and, if and when converted, the Underlying Shares will be validly issued, fully paid and non-assessable when issued upon such conversion; the Common Shares, the Preferred Shares and Underlying Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; and the issuance of the Common Shares, Preferred Shares and the Underlying Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. Nothing has come to the attention of the Company that has caused the Company or its advisors (other than the Dealer Managers) to believe that the statistical and market related data included or incorporated by reference in any of the Offering Materials is not based on or derived from sources that are reliable and accurate in all material respects.

(x) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental or regulatory agency or body, domestic or foreign, now pending, or, to the best of the knowledge of the Company, threatened, against or affecting any of the Company, or its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of their respective obligations hereunder or which could reasonably be expected to materially adversely affect the consummation of the Exchange Offer or the Consent Solicitation.

(y) There is no material labor dispute, slowdown or work stoppage with the employees of the Company or its subsidiaries which is now pending, or to the best of the knowledge of the Company, threatened, which is required to be disclosed in the Registration Statement and which would reasonably be expected to result in a Material Adverse Effect.

(z) The Company is not, and upon the issuance of the Common Shares pursuant to the terms of the Exchange Offer (as described in the Prospectus), will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(aa) Without the Dealer Managers’ prior consent (which consent shall not be unreasonably withheld or conditioned), the Company (including its affiliates, agents and representatives, other than the Dealer Managers) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Written Communication other than the Offering Materials and will not otherwise engage in any soliciting activities with respect to the Exchange Offer and Consent Solicitation.

(bb) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); To the knowledge of the Company, no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(cc) The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of

(i) any investigation made by or on behalf of any Indemnified Party (as defined herein),

(ii) any termination of this Agreement or

(iii) any withdrawal by either Dealer Manager pursuant to this Agreement.

(dd) The certificate of designations relating to the Preferred Shares conforms in all material respects to all statements relating thereto contained in the Prospectus.

Any certificate signed by any officer of the Company and delivered to either Dealer Manager or their counsel hereunder shall be deemed a representation and warranty by the Company to each Dealer Manager as to the matters covered thereby.

5. Indemnification and Contribution.

(a) Without limiting any provision of the Moelis Engagement Letter or the Rothschild Engagement Letter, the Company agrees, jointly and severally, to indemnify and hold harmless each Dealer Manager and its directors, officers, employees, representatives, advisors, agents and each person, if any, who controls the applicable Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each Dealer Manager and each such person being an “Indemnified Party”) as follows:

(i) from and against any and all loss, claim, damage, liability and expense (including, subject to Section 5(e), the reasonable fees and disbursements of counsel), whatsoever, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on

(a) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, including the Registration Statement and each Prospectus (or any amendment or supplement thereto) or any documents incorporated by reference therein or furnished or made available to Holders by the Company, directly, through either Dealer Manager or otherwise, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made in the case of any Offering Materials other than the Registration Statement, not misleading,

(b) any failure of the representations and warranties to be true and correct in all material respects (to the extent not qualified as to materiality) and any breach or failure of the Company to comply with its covenants or agreements contained herein, and

(c) the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or the Consent Solicitation, or failure by the Company to make or consummate the Exchange Offer or Consent Solicitation or the transactions contemplated thereby or any other failure on the Company’s part to comply with the terms and conditions contained in the Offering Materials; and

(ii) from and against any and all loss, liability, claim, damage and expense (including, subject to Section 5(e), the reasonable fees and disbursements of counsel), whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or arbitration or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in Section (5)(a)(i) above;

provided, that the Company shall not be liable under clause (i) or (ii) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Offering Materials in reliance upon and in conformity with written information furnished to the Company by the Dealer Managers expressly for use in the Offering Materials (or any amendment or supplement thereto). If multiple claims are brought against an Indemnified Party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award or any portion thereof, is based on a claim as to which indemnification is not available.

(b) Rothschild agrees to indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to Rothschild contained in Section 5(a) above, but only with reference to information relating to Rothschild furnished in writing to the Company by Rothschild expressly for use in the Offering Materials.

(c) Moelis agrees to indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to Moelis contained in Section 5(a) above, but only with reference to information relating to Moelis furnished in writing to the Company by Moelis expressly for use in the Offering Materials.

(d) If the indemnification provided for in Section 5(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the Company, jointly and severally agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred,

(i) in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand and to the applicable Dealer Manager on the other hand from the Exchange Offer and the Consent Solicitation (whether or not consummated) or

(ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits agreed to in clause (i) above but also the relative fault of the Company on the one hand and of the applicable Dealer Manager on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits to the Company on the one hand and the applicable Dealer Manager on the other hand, in connection with the Exchange Offer and the Consent Solicitation (whether or not consummated) shall be deemed to be in the same proportion as the total value paid to Holders of

Notes pursuant to the Exchange Offer and the Consent Solicitation bears to the fees actually received by the applicable Dealer Manager hereunder. The relative fault of the Company on the one hand and the applicable Dealer Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(d). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, provided, that to the extent permitted by applicable law, in no event shall either Dealer Manager be required to contribute any amount which, in the aggregate, exceeds the aggregate fees actually received by such Dealer Manager hereunder.

(e) Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall promptly notify the Company in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the Company will not relieve the Company from any liability which they may have hereunder to such Indemnified Party unless and to the extent such failure results in forfeiture by the Company of substantial rights and defenses. In the event of any such claim, action or proceeding, the Company will be entitled to participate therein, and, to the extent they may wish to, the Company may assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the fees and expenses of such counsel. Any Indemnified Party (or Indemnified Parties, in the case of a group of related actions or claims) shall be entitled to retain one separate counsel of its choice and participate in the defense of any such claim, action or proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Company fails promptly to assume such defense and employ counsel or (ii) the Indemnified Person reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or the defendants in, or targets of, any such action or proceeding include both an Indemnified Person and the Company, and such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons that are different from or in addition to those available to the Company, in either case the Company shall pay the reasonable fees and expenses of such counsel, provided that the Company shall not in such event be responsible for the fees and expenses of more than one firm of separate counsel (in addition to local counsel) in connection with any such claim, action or proceeding in the same jurisdiction.

(f) The Company agrees that, without the affected Dealer Manager’s prior written consent, they will not settle, compromise, consent or otherwise resolve or seek to terminate any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the applicable Dealer Manager or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise, consent or termination (i) contains an express, unconditional release of each Indemnified Party from all liability arising out of or relating to such claim, action, investigation or proceeding and the engagement of the Dealer Managers under this Agreement and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(g) The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise, including under the Moelis Engagement Letter or Rothschild Engagement Letter, as applicable.

6. Termination; Withdrawal.

(a) This Agreement may be terminated by the Dealer Managers, acting together, at any time upon notice to the Company if

(i) the Company has not complied with any covenants specified in Section 3 of this Agreement in any material respect or the representations and warranties under Section 4 are incorrect (in any material respect if not qualified as to materiality) as of the dates such representations and warranties are deemed made,

(ii) any stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings herefore initiated or threatened by the Commission,

(iii) there has been, since the time of execution of this Agreement or since the respective dates as of any Preliminary Prospectus or the Prospectus, any Material Adverse Effect,

(iv) the Company shall file, deliver, publish, mail or propose to file, deliver, publish or mail any amendment or supplement to the Offering Materials to which Moelis or Rothschild reasonably objects or which shall be disapproved in writing by its counsel,

(v) at any time prior to the Exchange Date, the Exchange Offer and Consent Solicitation is terminated or withdrawn for any reason, or

(vi) there is a good faith disagreement between the either Dealer Manager and Company that would reasonably prevent the consummation of the Exchange Offer and Consent Solicitation.

(b) Notwithstanding termination of this Agreement pursuant to Section 6(a) hereof, the provisions of Section 1(c) and the obligations of the Company to compensate and reimburse the Dealer Managers pursuant to Section 2 and to pay all costs and expenses incurred in connection with the performance of this Agreement and in connection with the Exchange Offer and the Consent Solicitation pursuant to Section 3(j), and the provisions of Sections 4, 5, 6(b), 7, and Sections 10 through 17 shall survive any termination of this Agreement.

7. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be confirmed in writing).

If to the Company:

YRC Worldwide Inc.

10990 Roe Avenue Overland Park,

Kansas 66211

Telecopy No:

Attention: Dan Churay, Executive Vice President, General Counsel and Secretary

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Telecopy No: (312) 862-2000

Attention: Dennis M. Myers, P.C.

If to the Dealer Managers:

Moelis & Company LLC

399 Park Avenue

New York, New York 10022

Telecopy No. (212) 880-4260

Attention: Peter R. Vogelsang, Esq.

and

Rothschild Inc.

1251 Avenue of the Americas

New York, New York 10020

Telecopy No. (212) 403-3616

Attention: John M. Carroll, Esq.

with a copy to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Telecopy No. (212) 909-6836

Attention: Matthew E. Kaplan, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph.

8. Trading Positions. The Company acknowledges the fact that, in the course of trading activities, each Dealer Manager and any of their respective affiliates may from time to time have positions in, and buy or sell securities of, the Company and its affiliates, unless such actions are in violation of a written agreement between such Dealer Manager or affiliate and the Company.

9. Publicity. Each Dealer Manager may place an announcement in such newspapers and periodicals as it may choose, stating that the Dealer Managers are acting or acted as co-dealer manager and/or financial adviser to the Company in connection with the Exchange Offer and Consent Solicitation. Any such announcement shall be at the sole option and expense of the applicable Dealer Manager.

10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

11. Severability of Provisions. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

12. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts. Each of such counterparts, when a counterpart has been executed and delivered, shall be deemed to be an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

13. Parties in Interest; Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, with respect to Section 5, the Indemnified Parties and their respective successors, assigns, heirs and legal representatives and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

14. Consent to Jurisdiction and Service; Waivers. The Company hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the borough of Manhattan, City of New York, State of New York in respect of any action, proceeding or counterclaim arising out of or relating to this Agreement and irrevocably agrees that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court. The Company irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding arising out of or relating to this Agreement brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process may be effected by making process, by registered mail return receipt requested, to the Company, at 10990 Roe Avenue, Overland Park, Kansas 66211, Attention: Dan Churay, Executive Vice President, General Counsel and Secretary, as agent for service of process for the Company. Nothing in this Section 14 shall affect the right of either Dealer Manager, any of its affiliates or any Indemnified Party to serve process in any manner prescribed by law.

15. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Entire Agreement; Amendment. Except for the Moelis Engagement Letter and the Rothschild Engagement Letter, this Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

17. Trial by Jury. The Company and each Dealer Manager (each on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement.

If the foregoing is in accordance with each of your understandings of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, Moelis and Rothschild in accordance with its terms.

Very truly yours,

YRC WORLDWIDE INC.

By	/s/ Sheila K. Taylor
Name:	Sheila K. Taylor
Title:	Executive Vice President and Chief Financial Officer

Confirmed and accepted as

of the date first above written:

ROTHSCHILD INC.

By	/s/ Stephen Antinelli
Name:	Stephen Antinelli
Title:	Managing Director

Confirmed and accepted as
of the date first above written:

MOELIS & COMPANY LLC

By	/s/ Thane Carlston
Name:	Thane Carlston
Title:	Managing Director

Signature Page to Dealer Manager Agreement

Exhibit A

[Opinion attached]

A-1

Exhibit B-1

[Opinion attached]

B-1-1

Exhibit B-2

[Opinion Attached]

B-2-1

Schedule I

I-1

Schedule II

II-1